Exhibit 99.1

Nexalin Technology Announces Pricing of $5.2 Million Public Offering

HOUSTON, June 27, 2024 (GLOBE NEWSWIRE) -- Nexalin Technology, Inc. (Nasdaq: NXL; NXLIW) (the “Company” or “Nexalin”) today announced the pricing of a public offering of 3,000,000 shares of common stock at public offering price of $1.75. Gross proceeds, before deducting placement agent fees and other offering expenses, are expected to be approximately $5,250,000.

Maxim Group LLC is acting as the sole placement agent for the offering. The offering is expected to close on July 1, 2024, subject to customary closing conditions.

The securities described above were offered pursuant to a registration statement on Form S-1, as amended (File No. 333-279684) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the "SEC") on June 27, 2024. The offering was made only by means of a prospectus which is a part of the Registration Statement. A final prospectus relating to the offering will be filed with the SEC on July 1, 2024. Copies of the final prospectus relating to this offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Nexalin Technology, Inc.

Nexalin designs and develops innovative neurostimulation products to uniquely help combat the ongoing global mental health epidemic. All Nexalin’s products are believed to be non-invasive and undetectable to the human body and are developed to provide relief to those afflicted with mental health issues. Nexalin utilizes bioelectronic medical technology to treat mental health issues. Nexalin believes its neurostimulation medical devices can penetrate structures deep in the mid-brain that are associated with mental health disorders. Nexalin believes the deeper-penetrating waveform in its next-generation devices will generate enhanced patient response without any adverse side effects. The Nexalin Gen-2 15 milliamp neurostimulation device has been approved in China, Brazil, and Oman. Additional information about the Company is available at: https://nexalin.com/.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements," these statements relate to future events or Nexalin’s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that Nexalin or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or Nexalin’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Report on Form 10-K for the year ended December 31, 2023 and other filings as filed with the Securities and Exchange Commission. Copies of such filings are available on the SEC’s website, www.sec.gov. Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:
Crescendo Communications, LLC
Tel: (212) 671-1020
Email: NXL@crescendo-ir.com

A photo accompanying this announcement is available

at https://www.globenewswire.com/NewsRoom/AttachmentNg/ca5f1a24-dc0a-4bb1-9bd1-86203176a408